SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CHS ELECTRONICS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             CHS ELECTRONICS, INC.
                  -------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions apply:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 -11:

    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                              CHS ELECTRONICS, INC.

                    2153 NW 86TH AVENUE, MIAMI, FLORIDA 33122

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 28, 1996
                            -------------------------



To the Shareholders of CHS Electronics, Inc.

         NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of CHS Electronics, Inc., a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, June 28, 1996, at the Doral Golf Resort and Spa, 4400 N.W. 87th Avenue, Miami, Florida 33178, for the following purposes:

         (1) The election of six members to the Company's Board of Directors to hold office until the Company's 1997 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) The adoption of an amendment to the Company's 1994 Stock Incentive Plan;

         (3) The ratification of the appointment of Grant Thornton LLP, as the Company's independent certified public accountants; and

         (4) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on May 31, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                         By Order of the Board of Directors



                                         Claudio Osorio
                                         CHAIRMAN OF THE BOARD
Miami, Florida
June 4, 1996

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1996 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              CHS ELECTRONICS, INC.

                         -------------------------------

                                 PROXY STATEMENT
                         -------------------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CHS Electronics, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.001 per share (the "Common Stock"), for use at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 10:00 a.m., local time, on Friday, June 28, 1996, at the Doral Golf Resort and Spa, 4400 N.W. 87th Avenue, Miami, Florida 33178, or at any adjournment(s) or postponements(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         Shareholders should review the information provided herein in conjunction with the Company's 1995 Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 2153 NW 86th Avenue, Miami, Florida 33122 and its telephone number is
(305) 716-8273.


                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.


                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of six members to the Company's Board of Directors to serve until the Company's 1997 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) The adoption of an amendment to the Company's 1994 Stock Incentive Plan;

         (3) The ratification of the appointment of Grant Thornton LLP, as the Company's independent certified public accountants; and

         (4) The transaction of such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on May 31, 1996 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were __________ shares of Common Stock outstanding. Only the holders of issued and outstanding shares of Common Stock are entitled to vote at the Annual Meeting. Shareholders do not have the right to cumulate their votes, and are entitled to one vote for each share held.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote in required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.

                                             NUMBER OF
                                               SHARES
        NAME OF BENEFICIAL                  BENEFICIALLY          PERCENT
          OWNER(1)(2)(3)                       OWNED             OF SHARES
- ----------------------------------        ----------------     -------------

Claudio Osorio(4,5)                             5,663,340            74.4

Alvin Perlman(4)                                5,663,340            74.4

Comtrad, Inc.(4,11)                             5,663,340            74.4

Comtrad Holdings, Inc.(4,11)                    5,663,340            74.4

Antonio Boccalandro(6)                                  0              *

Otto Gerlach(7)                                         0              *

Zbynek Kraus(8)                                         0              *

Donald D. Winstead(9)                              45,000              *

Craig Toll(10)                                     43,750              *

All officers and directors as a
group (7 persons)                               5,752,090            74.7

- --------------------

* Less than 1%

(1) The address for each of the executive officers and directors is 2153 N.W. 86th Avenue, Miami, Florida 33122, except for Alvin Perlman which is 5771 Bridleway Circle, Boca Raton, Florida 33496.
(2)    Except as noted, all shares are held beneficially and of record.
(3) Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at May 31, 1996.
(4) Includes 2,864,800 shares held of record by Comtrad, Inc. ("Comtrad"), a wholly-owned subsidiary of Comtrad Holdings, Inc. ("CHI"), 1,827,500 shares held of record by CHI, 460,000 shares held of record by Alvin Perlman, 483,000 shares held of record by Penrose Trading Co. S.A. (a shareholder of CHI and of which Mr. Osorio has effective control) and currently exercisable options to purchase 28,040 shares held by Mr. Osorio. Claudio Osorio and Alvin Perlman together own and control a majority of the issued and outstanding capital stock of CHI, and Messrs. Osorio and Perlman have entered into an agreement pursuant to which they have agreed to vote their shares of CHI common stock together on certain matters submitted to the shareholders of CHI. Claudio Osorio, Alvin Perlman, CHI and Comtrad are parties to another agreement, in which they agree to vote all shares of the Common Stock they own or control, together on any matter submitted to the shareholders of the Company. In addition, Messrs. Osorio and Perlman and Comtrad
                                      - 3 -
       are parties to an agreement which grants to Mr. Osorio and Comtrad, until December 31, 1996, the right to acquire all, but not less than all, of the shares of Common Stock of the Company and the shares of Comtrad Common Stock owned by Mr. Perlman. Mr. Perlman may reject all or a portion of such exercise; provided, however, that any shares as to which the option exercise is rejected are excluded from a right granted by the agreement to Mr. Perlman to put the referenced shares to Mr. Osorio. The put option may be exercised during the period beginning January 1 and ending January 31, 1997. Comtrad has guaranteed Mr. Osorio's obligations and has pledged 1,540,000 shares of Common Stock in connection therewith, which shares are included in the above aggregate ownership. Subject to the claims of certain creditors, the holders of CHI Class A common stock (which includes Penrose Trading Co. S.A.) have a liquidation preference on the 965,000 shares of Company Common Stock owned by Comtrad. Further, subject to the claims of certain creditors and subject to the rights of holders of CHI Class A common stock, the holders of CHI Class B common stock have a liquidation preference on 287,500 shares of Company Common Stock held by CHI or any subsidiary thereof. Based on the foregoing relationships and agreements, Claudio Osorio, Alvin Perlman, CHI, and Comtrad may be deemed to have shared voting and investment control over the above-indicated aggregate number of shares of Common Stock. Such aggregate number of shares of Common Stock includes 1,985,654 shares pledged to a lender to secure the Company's obligation under a line of credit and 1,166,667 shares pledged to the former owners of certain of the Company's subsidiaries to secure the unpaid portion of the purchase price of the sale of the subsidiaries to Comtrad. Such shares also exclude 100,000 shares of Common Stock which Comtrad is obligated to deliver to the sellers of three entities purchased by Comtrad and subsequently sold to the Company.
(5) Mr. Osorio is the holder of options to purchase a total of 56,080 shares of the Common Stock, of which 28,040 vested on December 7, 1995. The balance will vest on December 7, 1996 assuming Mr. Osorio's continued employment with the Company.
(6) Mr. Boccalandro is a director of CHI, who serves at the discretion of the controlling shareholders of CHI, Messrs. Osorio and Perlman. Accordingly, Mr. Boccalandro disclaims any investment or voting control with respect to the Common Stock owned and controlled by CHI.
(7) Mr. Gerlach owns approximately 11.8% of the outstanding shares of CHI and 16.7% of the shares of Class A common stock of CHI which, subject to the claims of certain creditors, have a liquidation preference on the 965,000 shares of Common Stock owned by Comtrad. Mr. Gerlach disclaims beneficial ownership of the shares of Common Stock held by CHI and Comtrad.
(8) Mr. Kraus is a shareholder of Penrose Trading Co. S.A. which is a shareholder of CHI and the Company. Mr. Kraus disclaims beneficial ownership of the shares of the Company held by Penrose Trading Co. S.A. and CHI.
(9) Mr. Winstead is the holder of options to purchase 45,000 shares of Common Stock.
(10) Mr. Toll is the holder of options to purchase a total of 87,500 shares of Common Stock. Options to purchase 43,750 shares vested on August 17, 1995. The balance will vest on August 17, 1996, assuming Mr. Toll's continued employment with the Company.
(11) The address for Comtrad and CHI is 3620 North East Miami Place, Miami, Florida 33137.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

       To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been met.

                              ELECTION OF DIRECTORS

       Six persons are nominated for election as directors to serve until the next Annual Meeting of Shareholders and until the director's successor is duly elected and qualified. Although the Company anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, the proxy will be voted for a substitute nominee chosen by Management, or the number of directors to be elected may be reduced in accordance with the Company's Bylaws.

       The following table sets forth certain information as to the persons nominated for election as directors of the Company at the Annual Meeting.


          NAME             AGE                                   POSITION
- ----------------------  ----------       ---------------------------------------------------------
Claudio Osorio              36           Chairman of the Board, President, and Chief Executive
                                         Officer

Alvin Perlman               69           Executive Vice President - South American Region and
                                         Director

Antonio Boccalandro         29           Secretary and Director

Zbynek Kraus                43           Vice President - East European Region and Director

Otto Gerlach                69           Director

Donald D. Winstead          58           Director


       CLAUDIO OSORIO (full name - Claudio Eleazar Osorio Rodriguez), the founder of the Company's current business and operations, has served as the President, Chief Executive Officer, and a Director of the Company since 1993. Mr. Osorio has served as president of Comtrad since 1988. Mr. Osorio is an attorney with a degree from UCAB (Catholic University of Andres Bello), located in Venezuela. Mr. Osorio also holds a Master of Business Administration degree from IESA, also located in Venezuela. Mr. Osorio is a director of Comtrad and the president and a director of CHI.

       ALVIN PERLMAN has been a Director and the Executive Vice President and Chief Operating Officer, South American Region, of the Company since 1994. He has served for the past five years as the chief executive officer of Zemex Electronics, Inc., d/b/a CHS Promark, and was the sole owner of CHS Promark prior to its acquisition by the Company in June 1994. Mr. Perlman has also served as a director of CHI since November 1994. Mr. Perlman has a Bachelor of Science degree from the University of Connecticut.

       ANTONIO BOCCALANDRO has been a Director and Secretary of the Company since 1993. He was Treasurer of the Company from 1994 to June 1995. He has also been employed in various capacities by Comtrad since 1988. Mr. Boccalandro became a director of Comtrad in 1990 and he has been a director of CHI since June 1994.

       ZBYNEK KRAUS has been a Director since March 1996 and the Vice President
- - East European Region of the Company since January 1996. He was an owner and from 1990 to 1993 the sales director and thereafter, the general manager of the Czech Republic operations which were acquired by the Company. Mr. Kraus holds a degree in engineering from Chemical University in Pribram in the Czech Republic.

       OTTO GERLACH has been a Director since August 1994 and is a principal owner and has served for over five years as the president of Larco, C.A., a privately-owned wholesale import/export and manufacturing company based in Caracas, Venezuela.

       DONALD D. WINSTEAD has been a Director since December 1993 and has been self-employed as a business consultant since June 1991. In connection with his consulting activities he has served since October 1993, as the chief executive officer and a director of Medical Resource Group Inc., a closely-held Nevada corporation engaged in the business of medical equipment leasing and rental. For over three years prior to June 1991, Mr. Winstead was the chairman of the board and chief executive officer of Netcor Inc., a company engaged in the manufacture and sale of communications equipment. Mr. Winstead has a Bachelor of Science degree in Electrical Engineering from Ohio Northern University.

       The term of office of each director of the Company ends at the next annual meeting of the Company's shareholders or when his successor is elected and qualified. Officers of the Company serve at the discretion of the Board of Directors, subject to the terms of any employment agreements with the Company. See "-Employment Arrangements." There are no family relationships among any of the Company's executive officers and directors.

       All of the Company's directors receive $250 for attendance at each Board meeting and are reimbursed for travel expenses incurred to attend such meetings. Effective June 1, 1996 there will be no fee for directors who are employees of the Company. No separate payment is made for attending committee meetings.

       During fiscal year 1995, the Board of Directors held 4 meetings. No director attended fewer than 75% of such meetings of the Board of Directors or any committee thereof during the period of such director's service.

       The Company has an Audit Committee and a Compensation Committee. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. It consists of Messrs. Gerlach and Winstead. The Compensation Committee, composed of Messrs. Gerlach and Winstead, is responsible for making recommendations to the Board of Directors regarding compensation arrangements for senior management, recommendations concerning the adoption of any compensation plans in which management is eligible to participate and grants of stock options or other benefits under such plans.

       The Company does not have a Nominating Committee.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES

       The executive officers of the Company, as well as certain key employees, and their ages as of May 31, 1996, are as follows:

              NAME                   AGE                         POSITION(1)
- -------------------------------     -----              ---------------------------------------
   Claudio Osorio                     36               Chairman of the Board, Chief Executive
                                                       Officer and President

   Alvin Perlman                      69               Executive Vice President-South American
                                                       Region

   Craig Toll                         48               Chief Financial Officer and Treasurer

   Antonio Boccalandro                29               Secretary

   Garry Boon (2)                     36               Chief Operating Officer-European Region

   Pasquale Giordano(2)               46               Chief Operating Officer-South American
                                                       Region

   Zbynek Kraus(2)                    43               Vice President-East European Region

                                      - 6 -

- -------------------

(1) Reference is made to the description of the business experience of Messrs. Osorio, Perlman, Boccalandro and Kraus, who are also director nominees, set forth above under "Election of Directors," which is incorporated herein by reference.

(2) Each of these persons is a key employee, but not an executive officer of the Company.

       CRAIG TOLL has been the Chief Financial Officer of the Company since
July 1994 and its Treasurer since June 1995. Mr. Toll was self-employed as a consultant to CHS Promark from April 1994 to June 1994. For over five years prior to April 1994, Mr. Toll was a partner in the accounting firm of Deloitte & Touche. Mr. Toll has a Bachelor of Science degree in Economics and a Master of Science degree in Accounting, both from the Wharton School of the University of Pennsylvania.

       GARRY BOON has been the Chief Operating Officer - European Region of the Company since January 1996. From February 1989 until January 1996, Mr. Boon was the Managing Director of the United Kingdom operations which were acquired by the Company. Mr. Boon has a Bachelor of Science degree from University College London.

       PASQUALE GIORDANO has been the Chief Operating Officer - South American Region of the Company since January 1, 1996. From January 1989, Mr. Giordano has been the President and Chief Operating Officer of CHS Promark. Prior to such service, he was a Vice President of CHS Promark in charge of its New York office. From 1988 until he joined CHS Promark in 1989, Mr. Giordano was the operating vice president of the electronics division of Caldor, Inc. Mr. Giordano has a Bachelors degree from City College of New York.


                    INCREASE IN THE NUMBER OF SHARES RESERVED
        FOR ISSUANCE PURSUANT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN

       The Company's Board of Directors has unanimously adopted, subject to the approval by the Company's shareholders, a resolution to increase to 647,000 shares the number of shares in the Company's 1994 Stock Incentive Plan (the "1994 Plan") that are reserved for issuance. The 1994 Plan, which was approved by the Company's shareholders on June 21, 1995, presently authorizes 497,000 shares for issuance upon exercise of stock options. The Company has granted options under such plan, net of canceled options, to purchase 585,508 shares of Common Stock. The current text of the 1994 Plan, as modified pursuant to this amendment, is attached hereto as Exhibit A. The material features of the 1994 Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 1994 Plan.

       The 1994 Plan permits the Company to grant key employees and directors incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code"), non-statutory stock options, restricted stock awards, SARs, and other equity-based incentive awards that can be individually designed to achieve maximum focus on incentive for benefit of the Company and its shareholders.

       The purposes of the 1994 Plan are to promote growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide key employees with an opportunity for investment in the Common Stock, and to give key employees and directors an additional incentive to increase their efforts on behalf of the Company. The Company estimates that approximately 250 key employees (including those executive officers identified in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION") are eligible to receive awards under the 1994 Plan.

       The 1994 Plan is administered by a Committee, which is composed of two Directors who are not employees of the Company. Each member of the Committee must be a "disinterested person" within the meaning of Rule 16b- 3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended from time to time, or any law, rule, regulation or other provision that may replace such rule ("Rule 16b-3").

       Subject to the provisions of the 1994 Plan, the Committee has the authority to determine and designate the key employees or Directors to whom incentive awards are to be granted, the number of shares subject to awards, the exercise price, if any, the type of award, the exercise and/or vesting period, the terms of payment of the award, the terms and conditions of each award and the restrictions to be placed on the exercise of options or receipt of restricted stock. The Committee may grant more than one award to an individual.

       Consideration for the awards granted under the 1994 Plan is provided by the recipients' past, present, and expected future contributions to the Company. No monetary consideration is provided by the recipients with respect to the grant of any award, except for payment of the exercise price of an option.

       The 1994 Plan will last for ten years. No award granted under the 1994 Plan is transferable, except in the event of a holder's death, by will or the laws of descent and distribution. In addition, award holders may, during their lifetime, designate a beneficiary to exercise or receive the benefits of vested awards after the holder's death.

       Awards may be exercised or realized by the holder or his or her guardian or legal representative or by such other means as the Committee may approve from time to time. Special provisions in the 1994 Plan govern issues of death, termination of employment, retirement, etc. as they relate to outstanding awards. The Committee may, at its discretion, waive the restrictions with respect to exercisability of options or realization of awards.

       Assuming approval of this proposed corporate action, an aggregate of 647,000 shares of Common Stock will be reserved for purposes of the 1994 Plan. The 1994 Plan provides for adjustment of such aggregate number and of the number of shares at the time subject to any outstanding option in the event a stock dividend is paid or in the event the shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities.

       The Board of Directors may, in accordance with the recommendation of the Committee, amend the 1994 Plan as it shall deem advisable. The Board of Directors may not, however, without further shareholder approval, (a) increase the total number of shares that may be granted under the 1994 Plan; (b) increase the benefits accruing to participants; or (c) modify the requirements as to eligibility for participation in the 1994 Plan. Nor may the Board withdraw administration of the 1994 Plan from a Committee of Directors meeting the requirements of Rule 16b-3.

       STOCK OPTIONS

       The Committee may award incentive options, qualified under the Internal Revenue Code, other statutory stock options, and non-qualified stock options. These are all contracts allowing the holder to purchase a specified number of shares of Common Stock during a given period of time at a designated price. Stock options granted under the 1994 Plan will expire no later than ten years from the date of grant. Shares not purchased under options which expire or are terminated unexercised will again be available for purposes of the 1994 Plan.

       Under the 1994 Plan, the exercise price of a stock option will be determined by the Committee, but may not be less than 75% of the fair market value of the Common Stock (100% for incentive stock options) on the date the option is granted. The exercise price of a stock option, in the discretion of the Committee, shall be paid in the manner determined by the Committee, which may include any one or a combination of the following: (a) paid in U.S. funds (including check, draft or wire transfer made payable to the order of the Company); or (b) paid by the delivery of already owned shares of Common Stock. Optionees who are subject to Section 16(b) of the Exchange Act and, if determined by the Committee, other optionees, may elect to pay no more than the required withholding taxes in connection with the exercise of a nonstatutory option by delivering to the Company already owned shares of Common Stock or having shares of Common Stock otherwise issuable to optionees under the 1994 Plan withheld by the Company.

       STOCK APPRECIATION RIGHTS

       The Committee may grant stock appreciation rights (SARs) either singly or in combination with an underlying stock option. The term of a SAR may be fixed by the Committee. SARs entitle the grantee to receipt of the same economic value that would have been derived from exercise of an option. Payment would be made in cash, in shares, or a combination of both at the discretion of the Committee. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

       To the extent that SARs are exercised, the underlying stock option shall be deemed exercised and the shares of Common Stock which otherwise would have been issued upon the exercise of such stock option shall not be the subject of the grant of any further options under the 1994 Plan.

       SPECIALLY DESIGNED PERFORMANCE SHARE AWARDS

       The Committee may grant performance share awards under which payment would be made in shares of Common Stock, a combination of shares and cash, or cash if the performance of the Company or any subsidiary or division selected by the Committee meets certain goals established by the Committee during an award period. The Committee would determine the goals, the length of an award period, the maximum payment value of an award, and the minimum performance required before a payment would be made. The Committee may revise the goals and the computation of payment at any time to account for unforeseen events which occur during an award period and which have substantial effect on the performance of the subsidiary or division. In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

       RESTRICTED STOCK GRANTS

       The Committee may also issue or transfer shares under a restricted stock grant. The grant would set forth a restriction period during which the grantee must remain in the employ of the Company. If the grantee's employment terminates during the period, the grant would terminate and the grantee must return the shares to the Company. However, the Committee may provide complete or partial exceptions to this requirement as it deems equitable. The grantee may not dispose of the shares prior to the expiration of the restriction period. During this period, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant. Restricted stock granted to a participant in the 1994 Plan, but which never vests will also return to the 1994 Plan for reuse in other awards.

FEDERAL INCOME TAX CONSEQUENCES

       Based upon the present provisions of the Internal Revenue Code and regulations thereunder, the federal income tax consequences of the grant and exercise of awards under the 1994 Plan and the subsequent disposition of stock acquired thereby are described below. The 1994 Plan is not subject to the qualification requirements of Section 401(a) of the Internal Revenue Code.

       NON-STATUTORY OPTIONS

       Under present Treasury Regulations holding that an option does not have a readily ascertainable fair market value unless it is freely transferable and meets certain other conditions, an optionee who is granted a nonstatutory option will not realize taxable income at the time the option is granted.

       (a) In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, he will realize capital gain or loss, long-term or short-term depending upon the length of time he has held the shares since the option was exercised.

       (b) The general rule will not apply, unless a specific election is filed within 30 days after exercise, if sale of the shares at a profit could subject the optionee to suit under Section 16(b) of the Exchange Act. If no election is made, the time of the taxable event and the application of the withholding requirements will be postponed until the earlier of (i) six months after the purchase of shares or (ii) the first day on which sale of the shares at a profit will not subject the optionee to suit under Section 16(b) of the Exchange Act, and the optionee's ordinary income and the Company's deduction will be equal to the excess of the then value (or sale price) of the shares over the option price.

       (c) If an optionee exercises a nonstatutory option by delivering shares of the Company's Common Stock as payment of the option price, no gain or loss will be recognized with respect to the shares delivered and the optionee will be subject to tax in an amount of ordinary income equal to the excess of the fair market value of the shares he is entitled to receive on the date of exercise over the option price. The optionee's basis in shares received equivalent in number to the shares surrendered will be the same as the optionee's basis in the surrendered shares and the basis in the additional shares obtained by the exercise of the option will be the amount of compensation income realized. The optionee's holding period for the shares having the transferred basis will include the holding period for the shares surrendered; the holding period for the additional shares obtained by the exercise of the option will commence on the date of exercise.

       INCENTIVE STOCK OPTIONS

       An optionee is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.

       (a) If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and the Company will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

       (b) If the optionee meets the employment rule but fails to observe the holding rule, the portion of any gain realized upon such disqualifying disposition of the shares which does not exceed the excess of the value at date of exercise over the option price will be treated as ordinary income, the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term depending on the length of time the stock was held after the option was exercised) and the Company will be entitled to a deduction equal to the amount of ordinary income upon which the optionee is taxed.

       (c) If an optionee exercises an incentive option but does not meet the employment rule, the option will be treated as a non-statutory option.

       (d) For purposes of calculating an optionee's liability for the alternative minimum tax ("AMT"), the special deferral rules relating to incentive options generally do not apply. Alternative minimum taxable income for the year of exercise will include the excess of the fair market value of the shares at date of exercise (or, if less, the sales price of any such shares sold in the year of exercise) over the option price. If the incentive option shares are sold in a later year, the shares will have basis for AMT purposes equal to the amount that was included in alternative minimum taxable income for the year of exercise.

       SARS

       An optionee is not taxed upon the grant of SARs. Upon exercise of such rights, the optionee will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received, and the Company will be entitled to a corresponding deduction.

       RESTRICTED STOCK GRANTS

       The grant of restricted stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by the Company, unless a specific election is filed within 30 days after the grant. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares equal to the value of the shares on the date of grant. Dividends, if any, paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income, and the Company will be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding will be required. If the grantee files a specific election within 30 days after the grant of restricted stock, the grantee will recognize ordinary income upon receipt of the shares equal to the value of the shares on the date of grant determined without regard to any restrictions, and the Company will be entitled to a corresponding deduction.

       LONG-TERM GAIN OR LOSS

       Except where the special one and two year holding rules for incentive stock options apply, a capital gain or loss is long-term or short-term depending on whether the stock has been held for more than one year. Long-term capital gains currently are taxed at 28%. Capital losses may offset capital gains without limitation, but may offset ordinary income up to only $3,000 ($1,500 for a married individual filing separately).

       OTHER LIMITATIONS ON INCOME TAX DEDUCTION

       To the extent that any payments constitute "excess parachute payments" under Section 280G of the Internal Revenue Code, the Company would not be entitled to a deduction with respect to such amount and the recipient would be subject to a 20% excise tax.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth the compensation paid during each of the three years ended December 31, 1995 to the Company's Chief Executive Officer and each of the other two executive officers of the Company whose total 1995 salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                              LONG-TERM
                                                ANNUAL COMPENSATION          COMPENSATION
                                              ------------------------   --------------------

                                                                              SECURITIES
                                                                              UNDERLYING           ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR      SALARY($)     BONUS($)      OPTIONS/SARS (#)      COMPENSATION
- ---------------------------------   -------   -----------   ----------   --------------------   ------------------
Claudio Osorio,                      1995         366,402       -0-              -0-                 139,240
Chief Executive Officer and          1994          82,126       -0-           56,080                 140,200
President                            1993             -0-       -0-              -0-                     -0-

Alvin Perlman,                       1995         500,000       -0-              -0-                   1,000
Executive Vice President -           1994         248,726       -0-              -0-                     -0-
South American Region                1993             -0-       -0-              -0-                     -0-

Craig Toll,                          1995         110,000       -0-              -0-                     -0-
Chief Financial Officer and          1994          55,000       -0-           87,500                     -0-
Treasurer                            1993             -0-       -0-              -0-                     -0-

       EMPLOYMENT ARRANGEMENTS

       In August 1994, the Board of Directors approved a compensation arrangement for Claudio Osorio, the Chief Executive Officer and President of the Company, pursuant to which he was entitled to receive an annual salary of $219,600, in addition to annual stock awards with a total value of $280,400, for the year ended June 1995. The stock awards may have been made in any one or a combination of Company stock, stock options, stock appreciation rights, or phantom stock grants, as determined by agreement between the Compensation Committee and Mr. Osorio, subject to the approval of the Board of Directors. Mr. Osorio was also entitled to participate in any group or employee benefit or insurance plans. In June 1995, the Board approved a compensation arrangement for Mr. Osorio whereby he became entitled to an annual salary and bonus of $500,000, excluding option grants, for the year ended June 1996. Mr. Osorio's aforementioned employment arrangement has been modified as set forth below.

       In August 1994, the Board of Directors approved an employment arrangement for Craig Toll, the Chief Financial Officer of the Company, pursuant to which he was entitled to receive an annual salary of $110,000 for the year ended June 1995. Mr. Toll was also granted certain options to purchase Common Stock. Mr. Toll was also entitled to participate in any group or employee benefit or insurance plans. In June 1995, the Board approved a compensation arrangement for Mr. Toll whereby he was entitled to an annual salary of $150,000 for the year ended June 1996. Mr. Toll's aforementioned employment arrangement has been modified as set forth below.

       The Company has entered into three-year employment agreements with Messrs. Osorio and Toll which supersede the above-described employment arrangements. Mr. Osorio's agreement was effective January 1, 1996 and Mr. Toll's agreement will be effective July 1, 1996. The agreements for Messrs. Osorio and Toll provide for annual salaries of $350,000 and $150,000, respectively, and require the executives to devote their full time and attention to the business and affairs of the Company. Mr. Osorio's agreement also provides for a minimum bonus of $150,000 per year. The agreements also provide that upon termination of employment without "cause" or termination by the executive for "good reason" (which includes a change of control of the Company), the executive is entitled to receive, in addition to all accrued or earned but unpaid salary, bonus or benefits, an amount equal to two and one-half times base salary paid to the executive during the last full year prior to termination of employment, together with an amount equal to the bonus paid to the executive in the prior year multiplied by a fraction, the numerator of which is the number of days elapsed in the then current year through termination and the denominator of which is 365. The agreements also provide that the executive will not compete with the Company during his employment and for two years thereafter unless the Company terminates the executive without "cause" or the executive terminates his employment for "good reason."

       Under the terms of the Company's employment agreement with Alvin Perlman dated June 30, 1994, Mr. Perlman is employed as an Executive Vice President - South American region of the Company, and Chief Executive Officer and Chairman of the Board of CHS Promark. The term of the agreement is five years. Mr. Perlman receives an annual salary of $500,000 and other benefits commensurate with his position, and is entitled to participate in any group or employee benefit or insurance plans. Upon termination of Mr. Perlman's employment as a result of death or disability, he (or his estate) receives 50% of his compensation for the balance of the term of the agreement. Mr. Perlman may terminate the agreement upon a change in more than 50% of the ownership of CHS Promark in which case he is to receive his full compensation for the balance of the term of the agreement. Under the agreement, Mr. Perlman is prohibited from competing with the Company for two years in the Western Hemisphere.

       On March 22, 1996, the Board of Directors of the Company adopted an Executive Bonus Plan for 1996 and subsequent years.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Compensation Committee during 1995 were Donald D. Winstead and Otto Gerlach. Neither of these persons has previously served as an officer or employee of the Company or any of its subsidiaries.

       Mr. Winstead provided consulting services to the Company for a fee of $4,000 per month, which resulted in payments of $48,000 to Mr. Winstead in 1995.

       Otto Gerlach holds, indirectly, 11.8% of the outstanding Common Shares of CHI and 16.7% of the shares of Class A common stock of CHI which, subject to the claims of certain creditors, have a liquidation preference on the 965,000 shares of Company stock owned by Comtrad. In the past, the Company has engaged in numerous transactions with Comtrad. See "Certain Transactions."

OPTION GRANTS DURING 1995

       Of the options to purchase 223,000 shares of Common Stock granted in 1995, none were granted to any of the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN 1995 AND YEAR END OPTION VALUES

       The following table sets forth information with respect to (i) the number of unexercised options held by the Named Executive Officers as of December 31, 1995 and (ii) the value as of December 31, 1995 of unexercised in- the-money options. No options were exercised by any of the Named Executive Officers in 1995.

                                      NUMBER OF SECURITIES                            VALUE OF UNEXERCISED
                                 UNDERLYING UNEXERCISED OPTIONS                       IN-THE-MONEY OPTIONS
                                      AT DECEMBER 31, 1995                        AT DECEMBER 31, 1995 ($)(1)
                         -----------------------------------------------     --------------------------------------
                               EXERCISABLE             UNEXERCISABLE             EXERCISABLE        UNEXERCISABLE
                         -----------------------   ---------------------     -------------------  -----------------
Claudio Osorio                        28,040              28,040                   224,320            224,320
Alvin Perlman                             --                  --                        --                 --
Craig Toll                            43,750              43,750                   131,250            131,250

- --------------------

(1) Market value of shares covered by in-the-money options on December 31, 1995, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                          COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE ROLE

         The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Compensation Committee is also responsible for overseeing other forms of compensation and benefits to other senior officers. The Compensation Committee's responsibilities include the review of salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

COMPENSATION POLICY

         The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with: (a) bonuses based on corporate performance and on the achievement of internal strategic objectives; and (b) stock options and awards through the Company's 1994 Plan. The Compensation Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options and other stock incentives encourages growth in management stock ownership, which in turn leads to the expansion of management's stake in the long-term performance and success of the Company. With regard to the Internal Revenue Code provision limiting the deductibility of compensation to certain executive officers in excess of $1 million, the Company intends to take all necessary steps to cause the compensation paid to its executive officers to be deductible by the Company.

BASE SALARY

         In 1995 the Compensation Committee approved, and ultimately the Board of Directors approved, compensation arrangements for Messrs. Osorio and Toll defining their base salary. Mr. Perlman's salary was based principally on a five-year employment agreement negotiated at arms length with the Company in connection with the acquisition of CHS Promark in June 1994. The base salaries of other senior officers were determined by Mr. Osorio, with respect to the Company's subsidiaries in Europe, and by Mr. Perlman, with respect to CHS Promark, with Mr. Osorio providing a review of these base salary amounts.

BONUSES

         In 1995, no executive officer was subject to bonus compensation. Certain senior officers and managers of subsidiaries were subject to bonus compensation based on achieving certain operating goals specific to their area of responsibility. On March 22, 1996, the Compensation Committee recommended and the Board of Directors approved an executive bonus plan for 1996 and subsequent years. In addition, the Compensation Committee recommended and the Board of Directors approved bonus compensation arrangements for 1996 for Messrs. Osorio and Perlman under the plan. The plan provides for bonuses based on performance of the Company against established targets.

STOCK OPTION AWARDS

         The Company's 1994 Incentive Stock Option Plan (the "1994 Plan") is designed to align executive officers' and shareholders' interests in the enhancement of shareholder value. Stock options and other equity based awards are granted under the 1994 Plan by the disinterested members of the Board of Directors. Executive officers are eligible to receive options under the 1994 Plan. The Compensation Committee strongly believes that the interest of the shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including executive officers and directors, as part of their overall compensation package, are eligible for participation in the Company's 1994 Plan. Because no benefit is received unless the Company's stock price performs favorably, awards under the 1994 Plan are intended to provide incentives for Executive Officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value. The Compensation Committee believes that stock option awards are rewards for past services and the incentive for continued growth. The 1994 Plan is the Company's only long-term deferred compensation plan as compared to other companies which have other deferred compensation plans in addition to stock option plans. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. Mr. Winstead was replaced on the Compensation Committee by Antonio Boccalandro for portions of 1995 when Mr. Winstead was ineligible to be on such committee. In December 1995, Mr. Winstead resumed his role on the Committee. No options were granted to any of the Named Executive Officers in 1995.

                                                     COMPENSATION COMMITTEE

                                                     Otto Gerlach
                                                     Don Winstead


                              CERTAIN TRANSACTIONS

         The Company acquired many of its subsidiaries from Comtrad, as depicted below. In certain cases, Comtrad organized the entities which were subsequently purchased by the Company. Comtrad has advised the Company that the entities purchased by it and subsequently sold to the Company were acquired from unrelated parties. The Company acquired Comtrad-owned entities after completing its own evaluations (which for significant acquisitions involved the consideration of a valuation report prepared by an independent third party), and the affirmative vote of an independent director of the Company. Comtrad also loaned funds to and borrowed funds from the Company during the years in which it was first developing its European and South American operations. The Company does not intend to purchase any operations from or enter into any new transactions with Comtrad in the future, including the borrowing or loaning of funds. As of March 31, 1996, the Company was not indebted to Comtrad. Comtrad has advised the Company that it intends to repay all of the indebtedness owed by it to the Company, approximately $2.5 million, as of March 31, 1996, with the proceeds from the sale of the shares of Common Stock to be sold by it in this offering. Comtrad has also agreed not to engage in businesses competitive with those of the Company.

                             CHS ACQUISITION          CHS PURCHASE               COMTRAD                 COMTRAD
       SUBSIDIARY(1)               DATE                 PRICE(2)            ACQUISITION DATE         PURCHASE PRICE
    -------------------    --------------------    -------------------     -------------------     -------------------
    CHS Belgium            April 1995               1,750,000 shares       September 1994                         (3)
    CHS England                                                            September 1994
    CHS France                                                             September 1994
    CHS Portugal                                                           January 1993                           (4)

    CHS BEK                October 1995              287,500 shares        July 1995                              (5)
    CHS Czechia            October 1995               92,000 shares        January 1993                   $758,000(6)
    CHS Finland            December 1995               $2,300,000          July 1995                              (7)
    CHS Sweden             December 1995               $2,400,000          July 1995                              (8)
    CHS Poland             December 1995               $2,300,000          November, 1995                         (9)
    CHS Brazil             March 1996                  $5,300,000          November 1994              52,632 shares
                                                                                                         of Comtrad
    CHS Slovakia           March 1996                  $5,300,000          January 1994                           (10)

    CHS Baltic             March 1996                  $1,500,000          September 1994                   $50,000
    CHS Bulgaria
    CHS Romania
    CHS Croatia


                                     - 15 -

- -------------------------

(1) The names set forth are those by which the Company commonly refers to its subsidiaries and are not necessarily the legal names of the entities.
(2)   References to "shares" are to shares of Common Stock.
(3) Comtrad delivered 60,000 shares of Common Stock, a $7 million promissory note and cash of $860,000.
(4)   Comtrad delivered 23,200 of its shares.
(5) CHI delivered 1,000 of its Class B shares which, upon liquidation of CHI, have a preferential claim to 258,750 shares of Common Stock. Up to 28,750 additional shares of Common Stock owned by Comtrad may be subject to this preference based upon an earnout formula.
(6)   Represents an investment by Comtrad in exchange for a 16% interest.
(7) Comtrad has agreed to deliver an as yet undetermined number of shares of Common Stock owned by Comtrad based upon the 1996 financial performance of CHS Finland.
(8) Comtrad has agreed to deliver an as yet undetermined number of shares of Common Stock owned by Comtrad based upon the 1996 financial performance of CHS Sweden.
(9) Comtrad delivered 23,076 of its shares and a promissory note for $600,000. In addition, Comtrad has agreed to deliver an as yet undetermined number of shares of Common Stock owned by Comtrad based upon the 1996 financial performance of CHS Poland.
(10) Comtrad purchased 65% of the equity interest for $3,000 and has purchased the remaining 35% by agreeing to deliver an as yet undetermined number of shares of Common Stock owned by Comtrad based upon the 1996 financial performance of CHS Slovakia.


         In 1993, Comtrad established a number of operating subsidiaries to market microcomputer equipment and peripherals throughout Europe. Comtrad used the name "CHS" in establishing these subsidiaries. Comtrad subsidiaries purchased products from the Company for resale. Comtrad subsidiaries accounted for approximately $36,364,000 of the Company's net sales in 1995.

         At December 31, 1995, the Company had a receivable from Comtrad of $843,000 (which arose from loans and the sale of goods). Interest expensed on the payables to Comtrad was $126,000 in 1995. Interest charged to Comtrad was $438,000 in 1995. At March 31, 1996, the Company had a receivable from Comtrad of $2,462,000 which subsequently increased to approximately $4.4 million.

         In July 1995, the Company obtained a $20 million line of credit, a portion of which represented the assumption of an approximately $14.8 million obligation owed by Comtrad to the same lender. Approximately $7 million of such obligation had previously been loaned by Comtrad to a subsidiary of the Company. This $7 million obligation to Comtrad was canceled as a result of this transaction. The resulting $7.8 million receivable from Comtrad was offset against amounts due to Comtrad as a result of the acquisition of certain entities by the Company from Comtrad, and was recorded as of December 31, 1994.

         Effective October 27, 1995, the Company acquired CHS Czechia S.R.O., a limited liability company formed under the laws of the Czech Republic ("CHS Czechia") from Comtrad and Zbynek Kraus, an individual who was the manager and principal owner of CHS Czechia prior to its acquisition by Comtrad. Mr. Kraus became a director of the Company in March 1996. Based upon an independent valuation of CHS Czechia which placed the value at approximately $4,800,000, the Company issued 575,000 shares of Common Stock, 483,000 of which were issued to Mr. Kraus and 92,000 of which were issued to Comtrad. Pursuant to agreements entered into in January 1993 between Mr. Kraus and Comtrad, Mr. Kraus contributed the shares of Common Stock received by him to Penrose Trading Co. S.A. in exchange for an 8.4% interest in Penrose. Mr. Osorio owns 50.2% of Penrose Trading Co. S.A. which is a shareholder of Comtrad.

         Effective March 1996, the Company guaranteed the obligations of Comtrad arising under the Stock Purchase Agreement dated October 12, 1995 pursuant to which Comtrad acquired CHS Poland. Under such agreement, as amended, Comtrad is obligated to deliver shares of Common Stock as calculated pursuant to an earnout provision based on the 1996 calendar year earnings of CHS Poland. If Comtrad fails to deliver such shares, the Company has agreed to do so.

         Comtrad and Claudio Osorio, the Chairman of the Company, have guaranteed the obligations of the Company under a $20 million credit agreement. Comtrad has pledged certain shares of the Company owned by it to secure its guarantee of repayment of amounts advanced under the line of credit. Comtrad has also guaranteed the obligation of CHS Promark under a Loan and Security Agreement providing for borrowings up to $20 million.
         During 1995, assets of CHS Germany were pledged to secure a loan from a third party lender to Comtrad. This loan was repaid by Comtrad in 1995.

         Comtrad has guaranteed the Company's obligations to certain vendors.

         The Company is a party to a separate consulting agreement with Donald D. Winstead, a director of the Company. Under the terms of the agreement, Mr. Winstead provides management consulting and related services for a fee of $4,000 per month. Mr. Winstead received $48,000 under the arrangement in 1995.

                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative shareholder returns from an assumed $100 investment in the Company's Common Stock, including reinvestment of dividends, from August 15, 1994 through December 31, 1995 with
(i) the NASDAQ Stock Market - US & Foreign Index, (ii) the Company's 1995 peer group and (iii) the Company's 1994 peer group. The Company did not pay any dividends on its Common Stock during this period.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                           AMONG CHS ELECTRONICS, INC.
           NASDAQ STOCK MARKET - US & FOREIGN INDEX, A 1994 PEER GROUP
                              AND A 1995 PEER GROUP















































* The 1994 Peer Group is comprised of the following companies: Arrow Electronics, Inc., Avnet, Inc., Liuski Int'l. Inc., Tech Data Corp., Marshall Industries, Inc., Merisel, Inc., Southern Electronics Corp., Ameriquest Technologies, Inc., United Stationers, Inc., Westn Micro Tech, Inc., Bell Microproducts, Inc. and Cbc Technologies, Inc. Ing Technologies, Inc., which was included in the Company's 1994 Peer Group as reported in the Company's 1995 Information Statement, is no longer publicly traded and is thus no longer included as part of the 1994 Peer Group. The 1995 Peer Group is comprised of the companies included in the 1994 Peer Group, except for Arrow Electronics, Inc. and Avnet, Inc. as such entities are not deemed to be in the same line of business as the Company.

         The Comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Stock.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has selected the firm of Grant Thornton LLP as the independent certified public accountants of the Company for the current fiscal year. Although the selection of Grant Thornton LLP as the independent certified public accountants of the Company does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of an accountant, and the Board of Directors may change the Company's accountant at any time without the approval or consent of the shareholders. The Board proposes and unanimously recommends that the shareholders ratify the selection of Grant Thornton LLP.

         If the shareholders do not ratify the selection of Grant Thornton LLP by the affirmative vote of the holders of a majority of votes cast by the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will investigate the reason for shareholder rejection and the Board will reconsider the appointment.

         Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.


                               GENERAL INFORMATION

         OTHER MATTERS. The Board of Directors does not intend to present any matter for action at this Meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

         DEADLINE FOR SHAREHOLDER PROPOSALS. Proposals by holders of the Company's Common Stock which are intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than February 4, 1997. Such proposals must also comply in full with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                          By Order of the Board of Directors,



                                          CLAUDIO OSORIO
                                          CHAIRMAN OF THE BOARD

Miami, Florida
June 4, 1996

                              CHS ELECTRONICS, INC.

                      1994 STOCK INCENTIVE PLAN, AS AMENDED



         1. PURPOSE. The purpose of the 1994 Stock Incentive Plan, as amended (the "Plan"), is to aid the Company in attracting, retaining and motivating officers and key employees, whether or not they are directors of the Company, by providing them with incentives for making significant contributions to the growth and profitability of the Company. The Plan is designed to accomplish this goal by offering stock options and other incentive awards, thereby providing Participants with a proprietary interest in the growth, profitability and success of the Company.

         2.       DEFINITIONS.

                  (a)      CHS.  CHS Electronics, Inc.

                  (b) AWARD. Any form of stock options, stock appreciation right, stock or cash award granted under the Plan, whether granted singly, in combination or in tandem, pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives, and in accordance with the terms and conditions, of the Plan.

                  (c) AWARD AGREEMENT. An agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

                  (d)      BOARD.  The Board of Directors of CHS.

                  (e) CHANGE IN CONTROL. In addition to circumstances deemed by the Committee to constitute a Change in Control, a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company or whose shares of Stock are treated as "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act) by any such director or officer, is or becomes the beneficial owner, directly or indirectly, of the securities of CHS representing 25% or more of the combined voting power of CHS's then outstanding securities,
(ii) any change in the composition of the Board results in a majority of the present directors of CHS not constituting a majority two years hence, provided, that in making such determination, the majority of present directors shall be deemed to include directors who were elected by, or on the recommendation of, such present majority as if such directors had been in office continuously throughout such two-year period or (iii) if the Company shall have defaulted in the performance of any agreement to which the Company is a party or by which the Company or its assets is bound, and such default entitled the obligee of such agreement to name new directors or replace existing directors, such that a majority of the Board is comprised of nominees of such obligee.

                  (f) CODE. The Internal Revenue Code of 1986, as amended from time to time.

                  (g) COMMITTEE. Such committee of the Board as may be designated from time to time by the Board to administer the Plan or any subplan under the Plan, any such committee to consist of not less than two members of the Board who are not officers or employees of the Company, provided each such member is a Disinterested Person. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by those members of the Board who are Disinterested Persons.

                  (h) COMPANY. CHS Electronics, Inc. and its direct and indirect subsidiaries.

                  (i) DISABLED OR DISABILITY. Permanent and total disability as determined under the Company's long-term disability program or, if no such program has been adopted, the continuous absence of an employee for 187 consecutive days or more due to physical or mental illness or incapacity.

                  (j) DISINTERESTED PERSON. A person defined as such in Rule 16b-3(c)(i) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

                  (k) EARLY RETIREMENT. Retirement, with consent of the Committee at the time of retirement, from active employment with the Company pursuant to the early retirement provisions of the Company's then applicable standard policies and procedures.

                  (l) EXCHANGE ACT. Securities Exchange Act of 1934, as amended, together with the rules and regulations thereunder.

                  (m)      FAIR MARKET VALUE. The value of a share of Stock on
a particular date, determined as follows: (i) if the Stock is not listed on such date on any national securities exchange nor included in the National Association of Securities Dealers, Inc. Automated Quotation System, National Market System ("NASDAQ/NMS"), but is traded in the over-the-counter market, the highest "bid" quotation of a share of Stock on such date (or if none, on the most recent date on which there were bid quotations of a share of Stock), as reported on the National Association of Securities Dealers, Inc. Automated Quotation System, Smallcap Market, or, if
                                       2
not so reported, as reported by the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc., or any other similar service selected by the Board; or (ii) if the Stock is not listed on such date on any national securities exchange but is included in the NASDAQ/NMS, the mean between the highest "bid" and lowest "offered" quotations of a share of Stock on such date (or if none, on the most recent date on which there were bid and offered quotations of a share of Stock), as reported on the NASDAQ/NMS; or (iii) if the Stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share of Stock on such date as recorded on the composite tape system, or, if such system does not cover the Stock, the last reported sales price of a share of Stock on such date on the principal national securities exchange on which the Stock is listed, or if no sale of Stock took place on such date, the last reported sale price of a share of Stock on the most recent day on which a sale of a share of Stock took place as recorded by such system or on such exchange, as the case may be; or (iv) if the Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, as determined by the Committee.

                  (n) NORMAL RETIREMENT. Retirement from active employment with the Company on or after the normal retirement date specified in the Company's then applicable standard policies and procedures, provided, that if the Company has not otherwise adopted a standard retirement policy, the normal retirement age for purposes of this Plan shall be 65 years, unless otherwise waived by the Committee.

                  (o) PARTICIPANT. An officer, director or employee of the Company to whom an Award has been granted.

                  (p)      RETIREMENT.  Normal Retirement or Early Retirement.

                  (q) STOCK. Authorized and issued or unissued shares of Common Stock of CHS or any security issued in exchange or substitution therefor.

         3. ELIGIBILITY. Only officers, key employees, and directors who are also officers or employees of the Company or who have been designated by the Board as eligible to receive Awards are eligible to receive Awards under the Plan. Key employees are those employees who hold positions of responsibility or whose performance, in the judgment of the Committee, can have a significant effect on the growth and profitability of the Company.

         4. STOCK AVAILABLE FOR AWARDS. Subject to Section 14 hereof, a total of 647,000 shares of Stock shall be available for issuance pursuant to Awards granted under the Plan. From time to time, the Board and appropriate officers of CHS shall file such documents with governmental authorities and, if the Stock is listed on a national exchange, with such stock exchange, as are required to make shares of Stock available for issuance pursuant to Awards and publicly traceable. Shares of Stock related to Awards, or portions of Awards, that are forfeited, canceled or terminated, expire unexercised, are surrendered in exchange for other Awards, or are settled in cash in lieu of Stock or in such manner that all or some of the shares of Stock covered by an Award are not and will not be issued to a Participant, shall be restored to the total number of shares of Stock available for issuance pursuant to Awards.

         5.       ADMINISTRATION.

                  (a) GENERAL. The plan shall be administered by the Committee, which shall have full and exclusive power to (i) authorize and grant Awards to persons eligible to receive Awards under the Plan; (ii) establish the terms, conditions and limitations of each Award or class of Awards; (iii) construe and interpret the Plan and all Award Agreements; (iv) grant waivers of Plan restrictions; (v) adopt and amend such rules, procedures, regulations and guidelines for carrying out the Plan as it may deem necessary or desirable; and (vi) take any other action necessary for the proper operation and administration of the Plan, all of which powers shall be exercised in a manner consistent with the objectives, and in accordance with the terms and conditions, of the Plan. The Committee's powers shall include, but shall not be limited to, the authority to (A) adopt such subplans as may be necessary or appropriate (1) to provide for the authorization and granting of Awards to promote specific goals or for the benefit of specific classes of Participants, (2) to provide for grants of Awards by means of formulae, standardized criteria or otherwise, or
(3) for any other purposes as arc consistent with the objectives of the Plan, and to segregate shares of Stock available for issuance under the Plan generally as being available specifically for the purposes of one or more subplans, and
(B) subject to Section 11 hereof, adopt modifications, amendments, rules, procedures, regulations, subplans and the like as may be necessary or appropriate (1) to comply with provisions of the laws of other countries in which the Company may operate in order to assure the effectiveness of Awards granted under the Plan and to enable Participants employed in such other countries to receive advantages and benefits under the Plan and such laws, (2) to effect the continuation, acceleration or modification of Awards under certain circumstances, including events which might constitute a Change in Control of CHS, or (3) for any other purposes as are consistent with the objectives of the Plan. All such modifications, amendments, rules, procedures, regulations and subplans shall be deemed to be a part of the Plan as if stated herein.

                  (b) COMMITTEE ACTIONS. All actions of the Committee with respect to the Plan shall require a vote of the majority of its members or, if there are only two members, by the vote of both. Any action of the Committee may be taken by a written instrument signed by a majority (or both members) of the Committee, and any action so taken shall be as effective as if it had been taken by a vote at a meeting. All determinations and acts of the Committee as to any matters concerning the Plan, including interpretations or constructions of the Plan and any Award Agreement, shall be conclusive and binding on all Participants and on any parties validly claiming through any Participants.

         6. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer of CHS and to other executive officers of the Company certain of its administrative duties under the Plan, pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate its authority with respect to (a) the selection of eligible persons as Partici- pants in the Plan, (b) the granting or timing of Awards (c) establishing the amount, terms and conditions of any such Award, (d) interpreting the Plan, any subplan or any Award Agreement or (e) amending or otherwise modifying the terms or provisions of the Plan, any subplan or any Award Agreement.

         7. AWARDS. The Committee shall determine the types and timing of Awards to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limita- tions applicable to each Award. Awards may include, but are not limited to, those listed below in this Section
7. Awards may be granted singly, in combination or in tandem, or in substitution for Awards previously granted under the Plan. Awards may also be made in combination or in tandem with, in substitution for, or as alternatives to, grants or rights under any other benefit plan of the Company, including any such plan of any entity acquired by, or merged with or into, the Company. Awards shall be effected through Award Agreements executed by the Company in such forms as are approved by the Committee from time to time.

         All or part of any Award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which conditions may include, without limitation, achievement of specific business objectives, increases in specified indices, attainment of growth rates and other measurements of Company performance.

         The Committee may determine to make any or all of the following
Awards:

                  (a) STOCK OPTIONS. A grant of a right to purchase a specified number of shares of Stock at an exercise price not less than 100% of the Fair Market Value of the Stock on the date of grant (or, from time to time, under circumstances in which the Committee deems a lesser exercise price to be appropriate to carry out the objectives of the Plan and to be consistent with the best interests of the Company, at an exercise price less than 100%, but not less than 75%, of such Fair Market Value), during a specified period, all as determined by the Committee. Without limitation, a stock option may be in the form of (i) an incentive stock option which, in addition to being subject to such terms, conditions and limitations as are established by the Committee, complies with Section 422 of the Code or (ii) a non-qualified stock potion subject to such terms, conditions and limitations as are established by the Committee. The aggregate Fair market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options are exercisable for the first time by any employee in any calendar year under the Plan (and/or any other incentive stock option plans of the Company) shall not exceed $100,000.

                  (b) STOCK APPRECIATION RIGHTS. A right to receive a payment, in cash or Stock, equal to the excess of the Fair Market Value (or other specified valuation) of a specified number of shares of Stock on the date the stock appreciation right ("SAR") is exercised over the Fair Market Value (or other specified valuation) on the date of grant of the SAR, except that if an SAR is granted in tandem with a stock option, valuations on the grant and exercise dates shall be no less than as determined on the basis of Fair Market Value.

                  (c) STOCK AWARDS. An Award made in Stock or denominated in units of Stock. The eventual amount, vesting or issuance of a Stock Award may be subject to future service and such other restrictions and conditions as may be established by the Committee. Stock Awards may be based on Fair Market Value or another specified valuation.

                  (d) CASH AWARDS. An Award made or denominated in cash. The eventual amount of a cash Award may be subject to future service and such other restrictions and conditions as may be established by the Committee.

                  Dividend equivalency rights, on a current or deferred basis, may be extended to and be made part of any Award denominated in whole or in part in Stock or units of Stock, subject to such terms, conditions and restrictions as the Committee may establish.

                  Notwithstanding the provisions of the paragraphs of this
Section 7, Awards may be subject to acceleration of exercisability or vesting in the event of a Change in Control of CHS (i) as set forth in agreements between CHS and certain of its officers, directors and key employees which provide for certain protections and benefits in the event of a change in control (as defined in such agreements) or (ii) as may otherwise be determined by the Committee under and in accordance with the terms and conditions of the Plan.

         8. PAYMENT UNDER AWARDS. Payment by the Company pursuant to Awards may be made in the form of cash, Stock or combinations thereof and may be subject to such restrictions as the Committee determines, including, in the case of Stock, restrictions on transfer and forfeiture provisions. Stock subject to transfer restrictions or forfeiture provisions is referred to herein as "Restricted Stock". The Committee may provide for payments to be deferred, such future payments to be made in installments or by lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accor- dance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code.

                  The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and of dividend equivalencies on deferred payments to be made in Stock or units of Stock.

                  At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards, or for awards made under any other benefit plan of the company, of the same or different type.

         9. STOCK OPTION EXERCISE. The price at which shares of Stock may be purchased upon exercise of a stock option shall be paid in full at the time of the exercise, in cash or, if permitted by the Committee, by (a) tendering Stock or surrendering another Award, including Restricted Stock, or an option or other award granted under another benefit play of the Company, in each case valued at, or on the basis of, Fair Market Value on the date of exercise, (b) delivery of a promissory note issued by a Participant to the Company, containing terms and conditions determined by the Committee, or (c) any other means acceptable to the Committee. The Committee shall determine acceptable methods for tendering Stock or surrendering other Awards or grants and may impose such conditions on the use of Stock or other Awards or grants to exercise a stock option as it deems appropriate. If shares of Restricted Stock are tendered as consideration for the exercise of a stock option, the Committee may require that the number of shares issued upon exercise of the stock option equal to the number of shares of Restricted Stock used as consideration therefor be subject to the same restrictions as the Restricted Stock so surrendered and any other restrictions as may be imposed by the Committee. The Committee may also permit Participants to exercise stock options and simultaneously sell some or all of the shares of Stock so acquired pursuant to a brokerage or similar arrangement which provides for the payment of the exercise price substantially concurrently with the delivery of such shares.

         10. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment or shares of Stock receivable under an Award and to withhold an appropriate number of shares of Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all tax withholding obligations. In addition, the Committee may permit Participants to elect to (a) have the Company deduct applicable taxes resulting from any Award payment to, or exercise of any Award by, such Participant by withholding an appropriate number of shares of Stock for payment of tax obligations or (b) tender to the Company for the purpose of satisfying tax payment obligations other Stock held by the Participant. If the Company withholds shares of Stock to satisfy tax payment obligations, the value of such Stock in general shall be its Fair Market Value on the date of the Award payment or the date of exer- cise of an Award, as the case may be. If a Participant tenders shares of Stock pursuant to clause (b) above to satisfy tax payment obligations, the value of such Stock shall be the Fair Market Value on the date the Participant tenders such Stock to the Company.

         11. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN. Except as otherwise limited herein, the Board may amend, modify, suspend or terminate the Plan, or adopt subplans under the Plan, (a) for the purpose of meeting or addressing any changes in any applicable tax, securities or other laws, rules or regulations or (b) for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without the approval of the holders of a majority of the shares of Stock voting on such amendment to (i) materially increase the aggregate number of shares of Stock that may be issued under the Plan (except for any increase resulting from adjustments pursuant to Section 14(a) hereof), (ii) materially increase the benefits accruing to participants or (iii) materially modify the requirements as to eligibility for participation in the Plan. In addition, no subplan which provides for the granting and timing of Awards and the terms and conditions of such Awards, shall be amended with respect to such provisions more frequently than once every six months (other than to comport with changes in the Code of the Employment Retirement Income Security Act or the rules thereunder). Further, the Plan may not be amended in a manner that would alter, impair, amend, modify, suspend or terminate any rights of a Participant or obligation of the Company under any Awards theretofore granted, in any manner adverse to any such affected Participant, without the consent of such affected Participant.

         12. TERMINATION OF EMPLOYMENT. Except as otherwise set forth in an applicable Award Agreement or determined by the Committee, or as otherwise provided in paragraph (a) or (b) of this Section 12, if a Participant's employment or association with the Company terminates, all unexercised, deferred and unpaid Awards (or portions of Awards) shall be canceled immediately.

                  (a) RETIREMENT, RESIGNATION OR OTHER TERMINATION. If a Participant's employment or association with the Company terminates by reason of the Participant's Retirement or for any other reason (other than the Participant's death or Disability), the Committee may, under circumstances in which it deems an exception from the provisions of the first sentence of this Section 12 to be appro- priate to carry out the objectives of the Plan and to be consistent with the best interest of the Company, permit Awards to continue in effect and be exercisable or payable beyond the date of such termination, up until the expiration date specified in the applicable Award Agreement and otherwise in accordance with the terms of the applicable Award Agreement, and may accelerate the exercisability or vesting of any Award, in either case, in whole or in part.

                  (b)      DEATH OR DISABILITY.

                           (i) In the event of a Participant's death, the participant's estate or beneficiaries shall have a period, not extending beyond the expiration date specified in the applicable Award Agreement (except as otherwise provided in such Award Agreement), within which to exercise any outstanding Award held by the Participant, as may be specified in the Award Agreement or as may otherwise be determined by the Committee. All rights in respect of any such outstanding Awards shall pass in the following order: (A) to beneficiaries so designated in writing by the Participant; or if none, then (B) to the legal representative of the Participant; or if none, then (C) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be exercised or paid at such times and in such manner as if the Participant were living, except as otherwise provided in the applicable Award Agreement or as determined [b>], the Committee.

                           (ii) If a Participant ceases to be employed or associated with the Company because the Participant is deemed by the Company to be Disabled, outstanding Awards held by the Participant may be paid to or exercised by the Participant, if legally competent, or by a committee or other legally designated guardian or representative if the Participant is legally incompetent, for a period, not extending beyond the expiration date specified in the applicable Award Agreement (except as otherwise provided in such Award Agreement), following the termination of his employment or association with the Company, as may be specified in the Award Agreement or as may otherwise be determined by the Committee.

                           (iii) After the death or Disability of a Participant, the Committee may at any time (A) terminate restrictions with respect to Awards held by the Participant, (B) accelerate the vesting or exercisability of any or all installments and rights of the Participant in respect of Awards held by the Participant and (c) instruct the Company to pay the total of any accelerated payments under the Awards in a lump sum to the Participant or to the Participant's estate, beneficiaries or representatives, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

                           (iv) in the event of uncertainty as to the interpre-tation of, or controversies concerning, paragraph (b) of this Section 13 the Committee's determinations shall be binding and conclusive on all Participants and any parties validly claiming through them.

         13.      NONASSIGNABILITY.

                  (a) Except as provided for in paragraphs (a) and (b) of
Section 12 hereof and paragraph (b) of this Section 13, no Award or any other benefit under the Plan, or any right with respect thereto, shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it is granted.

         (b) If a Participant's employment or association with the Company terminates in order for such Participant to assume a position with a governmental, charitable or educational agency or institution, and the Participant retains Awards pursuant to para- graph (a) of Section 12 hereof, the Committee, in its discretion and to the extent permitted by law, may authorize a third party (including, without limitation, the trustee of a "blind" trust), acceptable to the applicable authorities, the Participant and the Committee, to act on behalf of the Participant with respect to such Awards.

         14. ADJUSTMENTS; REDUCTION IN NUMBER OF SHARES OF STOCK AVAILABLE FOR AWARDS. In the event of any change in the outstanding Stock by reason of a stock split, stock dividend combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for options or other Awards and (iii) covered by outstanding Awards denominated in Stock or units of Stock;
         (b) the prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options or other awards, whether or not in a transaction to which Section 425(a) of the Code applies, by means of substitution of new stock options or Awards for previously issued options or awards or an assumption of previously issued stock options or awards. Except as expressly provided in this Section 14(a), the issuance by the Company of shares of Stock or of securities con- vertible into shares of Stock of any class for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for Fair Market Value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted.

         15. NOTICE. Any written notice to CHS required by any of the provisions of the Plan shall be addressed to the Committee, c/o the Secretary of CHS, and shall become effective when received by the Secretary.

         16. UNFUNDED PLAN. Insofar as the Plan provides for Awards of cash or Stock, the Plan shall be unfunded unless and until the Board otherwise determines. Although bookkeeping accounts may be established with respect to Participants who arc entitled to cash Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. Unless the Board other- wise determines, (a) the Company shall not be required to segregate any assets that may at any time be represented by cash, Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Stock or rights thereto to be granted under the Plan; (b) any liability of the Company to any Participant with respect to a grant of cash, Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and an Award Agreement; (c) no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company; and (d) neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by or pursuant to the Plan.

         17. PAYMENTS TO TRUST. Notwithstanding the provisions of Section 16 hereof, the Committee may cause to be established one or more trust agreements pursuant to which the Committee may make pay- ments of cash, or deposit shares of Stock, due or to become due under the Plan to Participants.

         18. NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Award shall confer on any Participant any right to continued employment of association with the Company or in any way interfere with the Company's right to terminate the employ- ment or association of any Participant at any time, with or without cause, and without liability therefor. Awards, payments and other benefits received by a Participant under the Plan shall not be deemed a part of the Participant's regular, recurring compensation for any purpose, including, without limitation, for the purposes of any termination indemnity or severance pay law of any jurisdiction

         19. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by and construed under the laws of the State of Florida.

         20. INDEMNIFICATION BOARD. The members of the Committee and the Board shall be indemnified, to the full extent permitted by the Articles of Incorporation and By-Laws of the Company, in connection with any action, suit or proceeding or in connection with any appeal therein or settlement thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder.

         21. EFFECTIVE AND TERMINATION. The Plan, and any amendment hereof requiring stockholder approval, shall become effective as of the date of its adoption by the board, subject to the subsequent approval of the stockholders of CHS by the affirmative vote of a majority of the votes cast at a stockholders' meeting at which the approval of the Plan (or any such amendment) is considered, provided that the total vote cast represents over 50% of all shares entitled to vote on the proposal. The Plan shall terminate ten years after its initial effective date, subject to earlier termina- tion by the Board pursuant to Section 1 hereof, except as to Awards then outstanding.

         22. SECTION 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                             CHS ELECTRONICS, INC.
     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
                                  COMMON STOCK

   The undersigned, a holder of Common Stock of CHS Electronics, Inc., a Florida corporation (the "Company"), hereby appoints Claudio Osorio and Craig Toll, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that that the undersigned is entitled to vote at the 1966 Annual Meeting of Shareholders of the Company, to be held on Friday, June 28, 1996, at 10:00 a.m., local time, at the Doral Golf Resort & Spa, 4400 N.W. 87th Avenue, Miami, Florida 33178, and at any adjournments or postponements thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSALS SET FORTH.

(1) ELECTION OF CLAUDIO OSORIO, ALVIN PERLMAN, ANTONIO BOCCALANDRO, ZBYNEK KRAUS, OTTO GERLACH AND DONALD D. WINSTEAD as directors.

   [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

   [ ] VOTE WITHHELD from all nominees listed above.

   [ ] ABSTAIN

(2) PROPOSAL to amend the Company's 1994 Stock Incentive Plan.

                        [ ]  FOR [ ] AGAINST [ ] ABSTAIN

(3) PROPOSAL to ratify the reappointment of Grant Thornton LLP, as the Company's independent certified public accountants.

                        [ ]  FOR [ ] AGAINST [ ] ABSTAIN

(4) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

                              (see reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.


                                     Dated:                       , 1996
                                           -----------------------


                                          ------------------------------
                                                    (Signature)


                                          ------------------------------
                                             (Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.